UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 11, 2009

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	75-2880496 (IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of November 11, 2009, the Board of Directors (the “Board”) of Heelys, Inc. (the “Company”) amended and restated the Company’s By-Laws (the “Amended By-Laws”).

The amendments provided in the Amended By-Laws: (1) delete certain provisions that were applicable prior to the Company’s initial public offering, (2) clarify the notice and information requirements for any proposal by a stockholder or beneficial owner of a matter to be acted upon at any annual or special meeting of the Company’s stockholders, (3) specify the maximum number of members of the Board, specify that the Board must be comprised of a majority of “independent directors,” define the term “independent director,” and require executive sessions at each regular meeting of the Board and (4) impose additional requirements and qualifications concerning the chairman of the Board and the chief executive officer of the Company.

Provisions that were applicable prior to the Company’s initial public offering were contained in Sections 8 (the Amended By-Laws delete the reference to action by the stockholders by written consent in lieu of a stockholder meeting), 9 (the Amended By-Laws delete the ability of the stockholders of the Company to act by written consent prior to the Company’s initial public offering, and 11 (the Amended By-Laws delete the Board’s ability to determine the stockholders that may act by written consent prior to the Company’s initial public offering) of Article II of the Amended By-Laws and Section 2 of Article IV of the Amended By-Laws (the Amended By-Laws delete a reference that allowed the stockholders of the Company prior to the Company’s initial public offering to act by written consent to elect directors).

The requirements for stockholder proposals are contained in Section 13 of Article II of the Amended By-Laws.  In general, the amendments contained in the Amended By-Laws:

(a)           clarify that with respect to any nomination for director or business to be brought by any beneficial owner, such beneficial owner must be the owner of shares of the Company (see Section 13(a)(ii) of the Amended By-Laws);

(b)           specify that the procedures set forth in the Amended By-Laws governing stockholder director nominations and/or business proposals are the exclusive means for such nominations and proposals, except as permitted under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (see Section 13(a)(ii) of the Amended By-Laws);

(c)           require notice to the Company not more than 150 calendar days’ before the anniversary of the date the Company’s proxy statement was released to the Company’s stockholder’s for the previous years’ annual meeting of stockholders of the Company, to be considered proper notice (see Section 13(a)(iii) of the Amended By-Laws);

(d)           expand the information requirements with respect to stockholder director nominations/ business proposals, requiring, among other things, information regarding any persons nominated for election as directors; a description of all compensation and other material monetary agreements and material relationships during the past three (3) years between the Proposing Person (defined as the stockholder giving notice and the beneficial owner, if any, on whose behalf such proposal or nomination is made, and any affiliate or associate of such stockholder and beneficial owner and any other person with whom any of them, or any of their affiliates or associates is Acting in Concert (defined, in part, as knowingly acting in concert or toward certain common goals with conscious conduct and intent and at least one other factor indicating parallel actions)) and the proposed nominee (or any of his affiliates or associates) and anyone with whom the proposed nominee (or any of his affiliates or associates) are Acting in Concert); disclosure regarding whether such stockholder is acting as part of a group with respect to such nomination or proposal; disclosure of the proposing stockholder or nominee’s identity, the ownership of the Company’s securities and other interests related thereto, and any other information that would otherwise need to be disclosed in a proxy statement filed under Section 14(a) of the Exchange Act in connection with solicitations of proxies in support of such nominations and proposals (see Section 13(a)(iii) of the Amended By-Laws);

(e)           require a committee or group of at least three (3) independent directors of the Company to evaluate stockholder proposals for any stockholder meeting and to make recommendations to the Company’s stockholders in connection with any such proposal (see Section 13(a)(iii) of the Amended By-Laws); and

(f)            require each nominee for election as a director of the Company to deliver to the Secretary of the Company a written and completed questionnaire with respect to such person’s background and qualifications and a written questionnaire and agreement, setting forth, among other things, that such person (i) has not and will not enter into any agreement or understanding with respect to how such person, if elected to the Board, will vote or act on matters submitted to the Board except as has been disclosed to the Company, that would otherwise interfere with such person’s fiduciary duties, (ii) is not and will not become a party to any agreement or understanding with any person or entity other than the Company with respect to compensation, reimbursement or indemnification in connection with such person’s service as a director that has not been disclosed to the Company, (iii) meets all the qualifications imposed by the Company with respect to independent directors, and (iv) if elected as director, such proposed nominee and on behalf of the stockholder (or beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, and will comply, with the corporate governance, conflict of interest, confidentiality, stock ownership, and trading policies and guidelines of the Company (see Section 13(a)(v) of the Amended By-Laws).

The provisions regarding the maximum number of members of the Board, specifying that the Board must be comprised of a majority of “independent directors,” defining “independent directors” and requiring executive sessions at each regular meeting of the Board are contained in Article III of the Amended Bylaws.  In general, the amendments contained in the Amended By-Laws relating to these provisions provide:

(a)           that the Board shall consist of not less than one (1) and not more than eight (8) members (see Section 1(a) of Article III of the Amended Bylaws);

(b)           that a majority of the Board must be comprised of “independent directors” (see Section 1(a) of Article III of the Amended Bylaws);

(c)           that to be an “independent director,” a person must meet the requirements of that definition in the listing rules of the Nasdaq Stock Market and must meet additional requirements set forth in the Amended Bylaws, which provide in general: (i) such person cannot have been employed by the Company or any of its subsidiaries within the last five calendar years (other than service as an interim officer for a period of four months or less), (ii) such person cannot have received remuneration from the Company during the current calendar year or in any of the three immediately preceding years in an amount exceeding $120,000 (such amount to be adjusted to the remuneration level permitted of an independent director in the listing rules of the Nasdaq stock market), (iii) such person cannot be a party to a personal service contract with the Company or any of its executive officers, (iv) such person is not an employee or officer of a not-for-profit entity that receives contributions from the Company or its executive officers totaling the lesser of $100,000 or 1% of such not-for-profit entity’s total contribution in the preceding two years; (v) during the current calendar year, or any of the three immediately preceding calendar years, such person has not had any business relationship with the Company for which the Company is required to make disclosure under the Securities and Exchange Commission’s Regulation S-K (other than for services as a director or for which relationship no more than de minimis remuneration was received in any one such year), (vi) such person is not employed by a private entity or an entity whose equity securities are publicly held or listed for trading or quotation on a securities exchange or over-the-counter market at which an executive officer of the Company serves as a director, (vii) such person not had any of the relationships described in (i) through (vi) above with any affiliate of the Company; provided, however, that notwithstanding the foregoing, if the Board makes a determination that such person has or had a relationship described in clauses (i) through (vi) above with Capitol Southwest Corporation or Capital Southwest Venture Corporation can be considered independent for purposes of Section 1(b) of Article III of the Amended Bylaws, then such person will be considered independent, (viii) such person is not a member of the immediate family of any person described in clauses (i) through (vi) above, (ix) such person does not have beneficial ownership of 5% or more in an entity that has received remuneration, other than de minimis remuneration (as defined in the Amended By-Laws), from the Company, its subsidiaries or affiliates and (x) such person is not a member of the board of directors of more than three publicly traded companies, including the Company (see Section 1(b) of Article III of the Amended By-Laws);

(d)           each member of the Board must also satisfy the following additional qualifications: (i) such person may not be a current executive officer of a customer of supplier of the Company, (ii) if such person is the chief executive officer or other full-time senior corporate officer of another entity, he or she is not a member of the board of directors of more than three publicly traded companies, including the Company and (iii) such person may not be more than 75 years old at the beginning of his or her term of service as a director (see Section 1(c) of Article III of the Amended By-Laws); and

(e)           at each regular meeting of the Board, the Board must hold an executive session at which members of the Board who are employees of the Company are not present (see Section 4 of Article III of the Amended By-Laws).

The provision imposing additional requirements and qualifications concerning the chairman of the Board is in Section 4 of Article IV of the Amended By-Laws.  The amendment requires an annual election of a chairman of the Board, mandates that the chairman of the Board be an “independent director” as defined in Section 1 of Article III of the Amended By-Laws, prohibits the Company’s chief executive officer from serving as chairman of the Board and prohibits a person from serving as chairman of the Board for more than six consecutive years.

The amendments affecting the chief executive officer of the Company are contained in Section 5 of Article IV of the Amended Bylaws.  The amendment requires that the chief executive officer of the Company not be a member of the board of directors of any publicly traded company, other than the Company.

The foregoing description of the Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Item 9.01                                                Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                                 Amended and Restated By-Laws of Heelys, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: November 13, 2009	By:	/s/ Lisa K. Peterson
Lisa K. Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Heelys, Inc.